Exhibit 99.1

TRX REPORTS NARROWER LOSS IN FOURTH QUARTER 2008

ATLANTA, 13 FEBRUARY 2009 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global leader in travel technology and data services, today reported financial results for the quarter and year ended 31 December 2008.

Total revenues excluding client reimbursements for the fourth quarter of 2008 were $16.4 million compared with $18.6 million in the fourth quarter of 2007. Net loss for the fourth quarter was ($3.9) million compared with net loss of ($4.2) million in the fourth quarter of 2007. Net loss per diluted share was ($0.21) compared to net loss per diluted share of ($0.23) for the fourth quarter of 2007. Revenues from transaction processing services for the fourth quarter of 2008 decreased to $13.3 million from $15.3 million in the fourth quarter of 2007. Revenues from data reporting services were $3.2 million, compared with $3.3 million in the prior year.

Adjusted revenues for the fourth quarter of 2008 were $16.4 million compared with $22.1 million in the fourth quarter of 2007. Adjusted revenues from data reporting services were $3.2 million, compared with $6.8 million in the fourth quarter of 2007. Adjusted EBITDA was ($0.5) million for the quarter, compared with $1.8 million in the fourth quarter of 2007. Adjusted revenues and EBITDA in the fourth quarter of 2007 include $3.5 million of recurring data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license. The license sale occurred in the second quarter of 2008. Adjusted EBITDA in the fourth quarter of 2008 includes $2.0 million of severance expenses associated with the Company’s ongoing cost reduction program.

For the year ended December 31, 2008, total revenues excluding client reimbursements were $95.4 million compared with $89.5 million in the prior year. Net income for the year was $3.7 million, or $0.20 per diluted share, compared with a loss of ($8.0) million, or ($0.44) per diluted share in 2007. Adjusted revenues for the year were $88.9 million compared with $96.0 million in 2007. Adjusted EBITDA for the year was $9.4 million compared with $10.2 million in 2007. Adjusted EBITDA for 2008 includes $3.0 million of severance expenses associated with the Company’s ongoing cost reduction program.

“The transformational steps taken during 2008, especially in latter part of the year, will serve us well through what is shaping up to be a difficult macro-economic environment in 2009,” said TRX President & CEO Shane Hammond. “We are more nimble than ever before and better positioned to service our existing clients and to welcome new clients. Our product set and execution strategy aligns well with this economic climate given the inherent efficiency and cost savings nature of our solutions. In 2009, we will focus on further simplifying our offering into a software as a service model, and on delivering maximum value to all clients across our data intelligence, online booking and reservation processing client base.”

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Use of Non-GAAP Financial Measures TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenues and Adjusted Data Reporting Revenues consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net (loss) income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenues, EBITDA and Adjusted EBITDA to GAAP net (loss) income and Adjusted Data Reporting Revenues to GAAP Data Reporting Revenues are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast and transcript will remain available on the company’s Website for approximately 90 days.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Rolf Schwieger, TRX
(404) 417-7516
rolf.schwieger@trx.com

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TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
REVENUES:
Transaction processing	$13,267	$15,288	$63,517	$68,647
Data reporting	3,179	3,300	31,908	20,885

Transaction and other revenues	16,446	18,588	95,425	89,532
Client reimbursements	177	508	798	2,570

Total revenues	16,623	19,096	96,223	92,102

EXPENSES:
Operating	10,234	13,993	49,761	56,820
Selling, general and administrative	4,374	2,808	17,185	16,184
Technology development	2,269	3,102	12,875	13,178
Client reimbursements	177	508	798	2,570
Depreciation and amortization	2,612	2,735	10,659	11,217

Total expenses	19,666	23,146	91,278	99,969

OPERATING (LOSS) INCOME	(3,043)	(4,050)	4,945	(7,867)

INTEREST (EXPENSE) INCOME:
Interest income	4	46	101	356
Interest expense	(222)	(160)	(570)	(583)

Total interest (expense) income, net	(218)	(114)	(469)	(227)

(LOSS) INCOME BEFORE INCOME TAXES	(3,261)	(4,164)	4,476	(8,094)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	688	0	774	(51)

NET (LOSS) INCOME	$(3,949)	$(4,164)	$3,702	$(8,043)

Net (Loss) Income per Share
Basic and diluted	$(0.21)	$(0.23)	$0.20	$(0.44)

Weighted Average Shares Outstanding:
Basic	18,376	18,305	18,350	18,272
Diluted	18,376	18,305	18,401	18,272

Other Data:
Adjusted revenues	$16,446	$22,065	$88,920	$96,037
Adjusted EBITDA	$(522)	$1,844	$9,362	$10,221
Adjusted data reporting revenues	$3,179	$6,777	$25,403	$27,390
Capital expenditures	$1,663	$2,362	$7,094	$8,716
Transaction processing volumes	17,506	19,580	84,418	85,654

	As of December 31, 2008	As of December 31, 2007

Consolidated Balance Sheet Data:
Cash and cash equivalents	$6,873	$8,879
Total shareholders’ equity	$41,217	$37,019

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Transaction and other revenues	$16,446	$18,588	$95,425	$89,532
Deferred data reporting revenues (1)	—	3,477	(6,505)	6,505

Adjusted revenues	16,446	22,065	88,920	96,037

Net (loss) income	(3,949)	(4,164)	3,702	(8,043)
Depreciation and amortization	2,612	2,735	10,659	11,217
Interest expense, net	218	114	469	227
Provision for (benefit from) income taxes	688	—	774	(51)

EBITDA	(431)	(1,315)	15,604	3,350
Stock compensation expense	(91)	(318)	263	366
Deferred data reporting revenues (1)	—	3,477	(6,505)	6,505

Adjusted EBITDA	$(522)	$1,844	$9,362	$10,221

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Data reporting revenues	$3,179	$3,300	$31,908	$20,885
Deferred data reporting revenues (1)	—	3,477	(6,505)	6,505

Adjusted data reporting revenues	$3,179	$6,777	$25,403	$27,390

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.